UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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TESSERA TECHNOLOGIES, INC.

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On May 23, 2013, Tessera Technologies, Inc. issued the following press release.

Contacts:

Rick Neely

Chief Financial Officer

408-321-6756

Chuck Burgess

The Abernathy MacGregor Group

212-371-5999

Tessera Announces Settlement Agreement with Starboard

Starboard and Tessera Agree to Reconstituted Board that will Include Six Starboard Nominees and Four Company Nominees after the Upcoming Annual Meeting

Rescheduling Annual Meeting Originally on May 23, 2013, to June 7, 2013, to

Allow Additional Time for Stockholders to Vote on Revised Slate of Director Nominees

SAN JOSE, Calif., May 23, 2013 — Tessera Technologies, Inc. (NASDAQ:TSRA) (“Tessera” or the “Company”) today announced it has entered into a settlement agreement with Starboard Value LP (“Starboard”) regarding the composition of the Company’s Board of Directors (the “Board”). Pursuant to the agreement, after the Company’s upcoming 2013 Annual Meeting (the “Annual Meeting”), the Board will consist of 10 directors, including six of Starboard’s nominees and four of the Company’s nominees.

Upon the execution of the agreement, Robert J. Boehlke and Anthony J. Tether resigned from the Board effective immediately. The Board was then expanded from eight to 12 members. The six Starboard nominees, Tudor Brown, George Cwynar, Peter A. Feld, Tom Lacey, George Riedel and Don Stout, were appointed to the Board to fill the resulting vacancies. The Company agreed to nominate a total of 10 nominees for election to the Board at the Annual Meeting, including the six Starboard nominees, as well as John Chenault, Richard S. Hill, Christopher A. Seams and Timothy J. Stultz from the Company’s slate. John H.F. Miner and David C. Nagel have each agreed not to stand for re-election to the Board at the Annual Meeting.

To allow additional time for stockholders to vote on the revised slate of director nominees as indicated in the settlement agreement with Starboard, Tessera also announced that the scheduled Annual Meeting will convene today solely for the purpose of adjourning the Annual Meeting to June 7, 2013, to be held at the Company’s corporate headquarters at 3025 Orchard Parkway San Jose, California 95134. Tessera will prepare and mail to stockholders a proxy statement supplement in connection with the agreement with Starboard. The record date for stockholders entitled to vote at the Annual Meeting remains April 12, 2013.

Starboard will withdraw its notice of nomination of persons for election as directors and vote its shares at the Annual Meeting for all 10 of the Company’s nominees.

In addition, the newly configured Board will promptly appoint an interim CEO from among the Starboard slate of nominees. Richard S. Hill, currently interim CEO and executive chairman, will return to his prior role as non-executive chairman. Upon the Board’s eventual appointment of a successor to the interim CEO, one of the directors from the Company’s slate, other than Mr. Hill, will step down from the Board. Furthermore, the Company’s nominees John Chenault and Timothy J. Stultz, Ph.D., will remain in their roles as chair of the Audit Committee and Compensation Committee, respectively.

“We are pleased to have reached this agreement with Starboard, which we believe is in the best interests of the Company and its stockholders. We look forward to working with the Starboard nominees to execute a strategic plan for long-term sustainable growth and profitability,” said Mr. Hill.

Peter Feld, on behalf of Starboard, stated, “We appreciate the strong support we have received from Tessera’s stockholders in this election contest. We look forward to working constructively with the other Board members of Tessera and the Company’s management team to enhance value for the benefit of all stockholders.”

The complete agreement between Tessera and Starboard will be included as an exhibit to the Company’s current report on Form 8-K which will be filed with the Securities and Exchange Commission.

If you have questions about how to vote your shares, or need additional assistance, please contact MacKenzie Partners, Inc., who is assisting the Company in the solicitation of proxies:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Stockholders may call toll-free at (800) 322-2885 or call collect at (212) 929-5500 with any questions.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the settlement agreement with Starboard, the Company’s 2013 Annual Meeting and the Company’s strategic plans, growth and profitability. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2012, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property segment, managed by Tessera Intellectual Property Corp., generates revenue from manufacturers and other implementers that use our technology. Our DigitalOptics business delivers innovation in imaging systems for smartphones. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, DOC, the DOC logo, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

TSRA-G

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